UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 6, 2020

Transportation and Logistics Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

(Address of Principal Executive Offices)

(833) 764-1443

(Issuer’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Forward Looking Statements

Statements in this report regarding Transportation and Logistics Systems, Inc. (the “Company”) and/or its subsidiaries Prime EFS LLC (“Prime EFS”) and Shypdirect LLC (“Shypdirect”) that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not directly or exclusively relate to historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intend,” “goal,” “seek,” “strategy,” “future,” “likely,” “believes,” “estimates,” “projects,” “forecasts,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology. These include, but are not limited to, statements relating to future events or our future financial and operating results, plans, objectives, expectations and intentions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not be achieved. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to known and unknown risks, uncertainties and other factors outside of our control that could cause our actual results, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. In addition to the risks described above, these risks and uncertainties include: our ability to successfully execute our business strategies, including integration of acquisitions and the future acquisition of other businesses to grow our Company; customers’ cancellation on short notice of master service agreements from which we derive a significant portion of our revenue or our failure to renew such master service agreements on favorable terms or at all; our ability to attract and retain key personnel and skilled labor to meet the requirements of our labor-intensive business or labor difficulties which could have an effect on our ability to bid for and successfully complete contracts; the ultimate geographic spread, duration and severity of the coronavirus outbreak and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or ameliorate its effects; our failure to compete effectively in our highly competitive industry could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance; our ability to adopt and master new technologies and adjust certain fixed costs and expenses to adapt to our industry’s and customers’ evolving demands; our history of losses, deficiency in working capital and a stockholders’ deficit and our ability to achieve sustained profitability; material weaknesses in our internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations; the impact of new or changed laws, regulations or other industry standards that could adversely affect our ability to conduct our business; and changes in general market, economic, social and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

These forward-looking statements represent our estimates and assumptions only as of the date of this report and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. Given these uncertainties, you should not place undue reliance on these forward-looking statements and should consider various factors, including the risks described, among other places, in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the Securities and Exchange Commission.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the knowledge of the executive officers of the Company, the Company and its subsidiaries, Prime EFS LLC (“Prime EFS”) and Shypdirect LLC (“Shypdirect” and together with Prime EFS, the “Subsidiaries”), have not filed or paid corporate or entity taxes since March 30, 2017. The Company has requested a transcript from the Internal Revenue Service so that it can assess what returns are overdue, file the required tax returns and pay the amounts owed.

Shypdirect’s PPP Loan

The failure by Shypdirect to pay taxes owed as described above constituted an event of default pursuant to the promissory note dated as of April 28, 2020, by and between M&T Bank and Shypdirect with respect to the loan received by Shypdirect under the Small Business Administration Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security Act of 2020 (the “Paycheck Protection Program”). Shypdirect has not notified M&T Bank of this potential default and such failure to notify is a separate event of default.

As a result of the default, M&T Bank may (A) require immediate payment of all amounts owing under the promissory note; (B) collect all amounts owing from any borrower under the promissory note; or (C) file suit and obtain judgment. Subject to the restrictions and requirements of the Paycheck Protection Program, M&T Bank may, in its sole discretion, increase the rate of interest by the lesser of (i) 5% above the rate otherwise applicable or (ii) such amount as permitted under the Paycheck Protection Program or otherwise under applicable law.

The amount outstanding as of September 30, 2020 was $507,042.76 without regard to the impact of any applicable default interest rate. The Company and Shypdirect are currently assessing to what extent, if any, default interest is permitted under the Paycheck Protection Program.

The Company and Shypdirect believe any taxes owed are de minimis and such taxes will be paid shortly.

Prime EFS PPP Loan

The failure by Prime EFS to pay taxes owed as described above constituted an event of default pursuant to the promissory note dated as of April 16, 2020, by and between M&T Bank and Prime EFS with respect to the loan received by Prime EFS under the Small Business Administration Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security Act of 2020. Prime EFS has not notified M&T Bank of this potential default and such failure to notify is a separate event of default.

As a result of the default, M&T Bank may (A) require immediate payment of all amounts owing under the promissory note; (B) collect all amounts owing from any borrower under the promissory note; or (C) file suit and obtain judgment. Subject to the restrictions and requirements of the Paycheck Protection Program, M&T Bank may increase the rate of interest by the lesser of (i) 5% above the rate otherwise applicable or (ii) such amount as permitted under the Paycheck Protection Program or otherwise under applicable law.

The amount outstanding as of September 30, 2020 was $2,954,750.14 without regard to the impact of any applicable default interest rate. The Company and Prime EFS are currently assessing to what extent, if any, default interest is permitted under the Paycheck Protection Program.

The Company and Prime EFS believe any taxes owed are de minimis and such taxes will be paid shortly.

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Series E Convertible Preferred Stock

On October 8, 2020, Transportation and Logistics Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement with the investors party thereto (collectively the “Investors”) pursuant to which the Investors agreed to purchase, severally and not jointly, an aggregate of (i) 47,977 shares of Series E Convertible Preferred Stock (the “Series E”) and (ii) warrants (the “Warrants”) to purchase 23,988,500 shares of common stock, $0.001 par value per share (the “Common Stock”) which are equal to 50% of the shares of common stock issuable upon conversion of the Series E if the Series E were converted on October 8, 2020 (the “Series E Offering”). The gross proceeds to the Company are $640,000.

In connection with the Series E Offering, the Company entered into a Registration Rights Agreement pursuant to which the Company agreed to file a registration statement on Form S-1 to register the resale of the shares of Common Stock issuable to the Investors upon conversion of the Series E and exercise of the Warrants.

The initial exercise price of the Warrants is $0.04 per share, subject to adjustment as provided therein.

The description of the Series E set forth under Item 5.03 is incorporated by reference herein.

Copies of the form of Securities Purchase Agreement, the form of Warrant, and the form of Registration Rights Agreement in connection with the Series E Offering are attached hereto as Exhibits 10.1, 4.1 and 10.2 respectively, and are incorporated herein by reference. Any representations and warranties contained in the Securities Purchase Agreement, the Warrant or the Registration Rights Agreement are not intended for the public to obtain factual information about the Company, its Subsidiaries or the Investors. For information about the Company and its Subsidiaries, the public should look to disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To consummate the Series E Offering, the Board of Directors (the “Board”) created the Series E pursuant to the authority vested in the Board by the Company’s Amended and Restated Articles of Incorporation to issue up to 10,000,0000 shares of preferred stock, $0.001 par value per share, of which 7,049,999 are unissued and undesignated. The Company’s Amended and Restated Articles of Incorporation explicitly authorize the Board to issue any or all of such shares of preferred stock in one (1) or more classes or series and to fix the designations, powers, preferences and rights, the qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

On October 6, 2020, the Board filed the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (the “Series E COD”) with the Secretary of State of the State of Nevada designating 562,250 shares of preferred stock as Series E. Each holder of Series E has the right to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E held by such holder are convertible as of the applicable record date.

The Series E has a stated value of $13.34 per share (the “Stated Value”). If, on or after October 8, 2021, the Company does not have at least one class of securities listed on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (subject to extension if the Company has an application pending for such a listing) the holders of a majority of the then-outstanding Series E may demand that their Series E be redeemed at a price equal to the Stated Value per share plus all declared but unpaid dividends thereon.

On a pari passu basis with the holders of Series D Convertible Preferred Stock that is currently issued and outstanding, upon the liquidation, dissolution or winding up of the business of the Company, whether voluntary or involuntary, the Series E is entitled to receive an amount per share equal to the Stated Value and then receive a pro-rata portion of the remaining assets available for distribution to the holders of Common Stock on an as-converted to Common Stock basis. Until October 8, 2021, the holders of Series E have the right to participate, pro rata, in each subsequent financing in an amount up to 25% of the total proceeds of such financing on the same terms, conditions and price otherwise available in such subsequent financing.

Subject to a beneficial ownership limitation and customary adjustments for stock dividends and stock splits, each share of Series E is initially convertible into 1,000 shares of Common Stock subject to adjustment as provided in the Series E COD. A holder of Series E may not convert any shares of Series E into Common Stock if the holder (together with the holder’s affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Series E COD. However, upon notice from the holder to the Company, the holder may decrease or increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series E COD, provided that any such increase or decrease in the beneficial ownership limitation will not take effect until 61 days following notice to the Company.

Upon the occurrence of certain triggering events and until such triggering event is cured, each share of Series E will be convertible into 2,779.17 shares of Common Stock subject to the limitation described in the preceding paragraph. Triggering events include, but are not limited to, (1) failure to satisfy Rule 144 current public information requirements; (2) ceasing to be a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or failing to comply with the reporting requirements of a reporting company under the Exchange Act; (3) suspension from or termination of trading; (4) failure to reserve sufficient shares of Common Stock (after cure periods and subject to certain extensions); (5) various insolvency proceedings (subject to certain carveouts); (6) material breach of the Series E Offering transaction documents; and (7) failure to redeem the Series E when demanded.

Approval of at least a majority of the outstanding Series E is required to: (a) amend or repeal any provision of, or add any provision to, the Company’s Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series E, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series E in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of Series E; (c) issue any Series D Convertible Preferred Stock, (d) issue any Series E in excess of 562,250 or (e) without limiting any provision hereunder, whether or not prohibited by the terms of the Series E, circumvent a right of the Series E.

The description of the Series E and the Series E COD is qualified in its entirety by reference to the full text of the Series E COD, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 8.01 Other Events.

Tax Filings

To the knowledge of the executive officers of the Company, the Company and its Subsidiaries have not filed or paid corporate or entity taxes since March 30, 2017. The Company has requested a transcript from the Internal Revenue Service so that it can assess what returns are overdue, file the required tax returns and pay the amounts owed. The Company and its Subsidiaries have confirmed that there are no federal tax liens on file within the last 10 years in (1) Nevada (as of August 10, 2020), (2) Florida (as of September 7, 2020), (3) New York (as of September 25, 2020) or (4) New Jersey (as of September 18, 2020). The Company and its Subsidiaries have also confirmed that there are no state tax liens on file within the last 10 years in New York (as of September 25, 2020) or New Jersey (as of September 28, 2020).

Shypdirect’s Qualification to Conduct Business in Florida

Shypdirect LLC is not qualified to conduct business in Florida. To qualify to conduct business in Florida, Shypdirect LLC needs to make an appropriate filing, pay certain payroll taxes owed and pay a small fine. Shypdirect is in the process of completing these requirements and expects to be qualified to conduct business in Florida in the near future.

Legal Proceedings

Below is a summary on the status of certain legal proceedings involving the Company or its subsidiaries:

1. Disputes Between Prime EFS, ELRAC LLC, and Enterprise Leasing Company of Philadelphia, LLC

On or about January 10, 2020, Prime EFS was named as sole defendant in a civil action captioned ELRAC LLC v. Prime EFS, filed in the United States District Court for the Eastern District of New York, assigned Case No. 1 :20-cv-00211 (the “ELRAC Action”). The complaint in the ELRAC Action alleged that Prime EFS failed to pay in full for repairs allegedly required by reason of property damage to delivery vehicles leased by Prime EFS from ELRAC LLC (“ELRAC”) to conduct its business. The complaint sought damages of not less than $382,000 plus $58,000 in insurance claims that ELRAC believes were collected by the Company and not reimbursed to ELRAC.

ELRAC subsequently moved for a default judgment against Prime EFS. By letter to the court dated March 9, 2020, Prime EFS opposed entry of a default judgment and contended that all claims in the ELRAC Action were subject to mandatory arbitration clauses found in the individual lease agreements. On March 19, 2020, ELRAC filed a stipulation dismissing the ELRAC Action without prejudice and advised Prime EFS that it intends to file an arbitration at the American Arbitration Association alleging essentially identical claims.

During the period it was leasing vans and trucks from ELRAC and its affiliate, Enterprise Leasing Company of Philadelphia, LLC (“Enterprise PA” and, with ELRAC, “Enterprise”), Prime EFS transferred $387,392 in deposits required by Enterprise as security for the payment of deductibles and uninsured damage to Enterprise’s fleet. Despite due demand, Enterprise never accounted to Prime EFS’s satisfaction regarding the application of these deposits. On June 10, 2020, Prime EFS therefore initiated an arbitration (the “Prime EFS Arbitration”) against Enterprise at the American Arbitration Association seeking the return of not less than $327,000 of these deposits. If, as expected, ELRAC and Enterprise PA continue to claim Prime EFS owes it money, allegedly because the deposits together with insurance recoveries were insufficient to cover their alleged damages, Enterprise would have to interpose that contention not in its own arbitration but rather as a counterclaim in the Prime EFS Arbitration.

In the event that Enterprise files such a counterclaim, Prime EFS will contest it vigorously and pursue its own claim for the repayment of a large portion of the escrow deposits plus interest. Nevertheless, given the documentation which ELRAC submitted to court in the ELRAC Action, including an affidavit from its controller, as of June 30, 2020 and December 31, 2019, the Company has reflected a liability of $440,000, i.e., the amount originally claimed as damages by ELRAC in the ELRAC Action, which has been included in contingency liability on the Company’s condensed consolidated balance sheet.

To date, neither ELRAC nor Enterprise PA has filed a counterclaim in this proceeding. By stipulation of the parties, ELRAC and Enterprise were required to file their answer in the arbitration and any counterclaims against Prime EFS on or by October 7, 2020.

2. BMF Capital v. Prime EFS LLC et al.

In a settlement agreement entered into as of March 6, 2020, the Company’s wholly-owned subsidiary Prime EFS agreed to pay BMF Capital (“BMF”) $275,000 on or by March 11, 2020, inter alia to discharge a convertible note, to cancel certain warrants on 40,300 shares of TLSS common stock, and to settle certain claims made by BMF Capital under certain merchant cash advance agreements (MCAs). Prime EFS did not pay a portion of the agreed $275,000 settlement amount by March 11, 2020 but the Company has subsequently paid the $275,000 in full. As more than four months have now passed, and BMF has not again contacted Prime EFS concerning this matter, Prime EFS believes this matter to now be closed.

3. Bellridge Capital, L.P. and SCS, LLC v. TLSS

On September 11, 2020, a civil action was filed against the Company, John Mercadante and Douglas Cerney in the United States District Court for the Southern District of New York, captioned Bellridge Capital, L.P. v. Transportation and Logistics Systems, Inc., John Mercadante and Douglas Cerny. The case was assigned Case No. 20-cv-7485. The complaint alleges two separate claims (the first and second claims for relief) for purported violations of section 10(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and SEC Rule 10b-5 promulgated thereunder, against the Company, Mr. Mercadante and/or Mr. Cerny; a claim (the third claim for relief) purportedly for control person liability under section 20(a) of the Exchange Act against Messrs. Mercadante and Cerny; a claim (the fourth claim for relief) purportedly for fraudulent inducement against the Company; a claim (the fifth claim for relief) against the Company purportedly for breach of an exchange agreement between Bellridge Capital, L.P. (“Bellridge”) and the Company allegedly dated April 13, 2019 (the “Purported Exchange Agreement”); a claim (the sixth claim for relief) against the Company purportedly for specific performance of the Purported Exchange Agreement; a claim against the Company (the seventh claim for relief) for purported nonpayment of a promissory note dated December 26, 2018 pursuant to which the Company borrowed $300,000 and committed to pay Bellridge $330,000 on or by March 15, 2019 plus 10% interest per annum (the “December 2018 Note”); a claim (the eighth claim for relief) purportedly for a declaratory judgment that the Company allegedly failed to comply with a condition precedent to the effectiveness of a subordination agreement (the “Subordination Agreement”) executed and delivered in connection with the Purported Exchange Agreement; and a claim (the ninth claim for relief) for breach of an assignment agreement, executed on or about July 20, 2018 (the “Partial Assignment Agreement”) in connection with a purchase of 50,000 shares of Company convertible preferred stock, by Bellridge, from a third party.

The damages sought under the first, second and third claims for relief are not specified in the complaint. The fourth claim for relief seeks $128,393.64 in damages exclusive of interest and costs. The fifth claim for relief seeks $582,847.37 in damages exclusive of interest and costs. The sixth claim for relief demands that the Company honor allegedly outstanding stock conversions served by Bellridge at a price of $0.00545 per share. The seventh claim for relief seeks $267,969.68 in damages exclusive of interest and costs. The eighth claim for relief seeks a declaration that the Subordination Agreement is null and void. The ninth claim for relief seeks the difference between the conversion price of the shares at time of the originally requested conversion and the price on the actual date of conversion, plus liquidated damages of $57,960.

Briefly, the complaint in this action alleges, among other things, that the Company failed to make payments required under two promissory notes, namely the December 2018 Note and a convertible promissory note issued June 18, 2018 as amended by the Purported Exchange Agreement (the “June 2018 Note”). The complaint also alleges that the Company and its senior officer gave false assurances about a potential PIPE transaction in order to induce Bellridge to execute and deliver the Purported Exchange Agreement and the Subordination Agreement. The complaint also alleges that the Company failed to honor certain conversion notices issued by Bellridge and/or failed to negotiate an exercise price in good faith, allegedly as required by the Partial Assignment Agreement and/or the Purported Exchange Agreement. The forgoing discussion does no more than summarize certain of the major allegations of a complaint running 25 pages. Readers wishing additional information should review the complaint and/or discuss same with management. The Company believes it has substantial defenses to some or all claims in the complaint, including without limitation the defense usury.

In an agreement dated August 3, 2020, Bellridge and the Company resolved many of the disputes between them. Among other things, Bellridge and the Company agreed upon the balance of all indebtedness owed to Bellridge as of August 3, 2020 ($2,150,000), a new maturity date on the indebtedness (April 30, 2021), and a price of $0.02 for the conversion of all Bellridge indebtedness into shares of Company common stock. In the agreement, Bellridge also agrees to release its claims against the Company and its senior management in a definitive settlement agreement. However, the August 3 agreement did not contain a release of claims by either party.

4. SCS, LLC v. Transport and Logistics Systems, Inc.

On May 26, 2020, a civil action was filed against the Company in the Supreme Court of the State of New York, New York County, captioned SCS, LLC v. Transportation and Logistics Systems, Inc. The case was assigned Index No. 154433/2020.

The plaintiff in this action, SCS, LLC (“SCS”) alleges it is a limited liability company that entered into a renewable six-month consulting agreement with the Company dated September 5, 2019 and that the Company failed to make certain monthly payments due thereunder for the months of October 2019 through March 2020, summing to $42,000. The complaint alleges claims for breach of contract, quantum meruit, unjust enrichment and account stated.

On July 22, 2020, the Company filed its answer, defenses and counterclaims in this action. Among other things, the Company avers in its answer that SCS’s claims are barred by its unclean hands and other inequitable conduct, including breach of its duties (i) to maintain the confidentiality of information provided to SCS on a confidential basis and (ii) to work only in furtherance of the Company’s interests, not in furtherance of SCS’s own, and conflicting, interests. The Company also avers that SCS’s alleged damages must be reduced by the compensation and other benefits received by Lawrence Sands, founder of SCS, as a W-2 employee of the Company. The Company also avers that the New York Supreme Court lacks subject matter jurisdiction of the action because SCS concedes it is a Florida LLC based in Florida and that the Company is a Nevada corporation based in Florida.

On July 31, 2020, SCS moved for summary judgment in this action. On August 18, 2020, the Company moved to dismiss this action for lack of subject matter jurisdiction. In its motion, among other things, the Company asserts that the New York court lacks subject matter jurisdiction because neither party was formed under New York law; neither party maintains an office in the State of New York; the consulting agreement between the parties dated September 5, 2019 was not performed in the State of New York; and, it was anticipated, at the time of contracting, that the bulk of SCS’s consulting services thereunder would be rendered in Florida, not New York. If the court grants the Company’s motion to dismiss, SCS would be free to refile this action in Florida. Wherever the case is ultimately lodged, the Company intends to mount a vigorous defense to it, as Company management believes the action to be entirely bereft of merit.

5. Shareholder Derivative Action

On June 25, 2020, the Company was served with a putative shareholder derivative action filed in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (the “Court”) captioned SCS, LLC, derivatively on behalf of Transportation and Logistics Systems, Inc. v. John Mercadante, Jr., Douglas Cerny, Sebastian Giordano, Ascentaur LLC and Transportation and Logistics Systems, Inc. The action has been assigned Case No. 2020-CA-006581.

The plaintiff in this action, SCS, alleges it is a limited liability company formed by a former chief executive officer and director of the Company, Lawrence Sands. The complaint alleges that between April 2019 and June 2020, the current chairman and chief executive officer of the Company, the current chief development officer of the Company and, since February 2020, the Company’s restructuring consultant, breached fiduciary duties owed to the Company. The Company’s restructuring consultant, defendant Sebastian Giordano, renders his services through another defendant in the action, Ascentaur LLC.

Briefly, the complaint alleges that the Company’s chief executive officer breached duties to the Company by, among other things, requesting, in mid-2019, that certain preferred equity holders, including SCS, convert their preferred shares into Company common stock in order to facilitate an equity offering by the Company and then not consummating an equity offering. The complaint also alleges that current management caused the Company to engage in purportedly wasteful and unnecessary transactions such as taking merchant cash advances (MCA) on disadvantageous terms. The complaint further alleges that current management “issued themselves over two million shares of common stock without consideration.” The complaint seeks unspecified compensatory and punitive damages on behalf of the Company for breach of fiduciary duty, negligent breach of fiduciary duty, constructive fraud, and civil conspiracy and the appointment of a receiver or custodian for the Company.

The Company’s current management has tendered the complaint to its directors’ and officers’ liability carrier for defense and indemnity purposes. Company management, Mr. Giordano and Ascentaur LLC each advise that they deny each and every allegation of wrongdoing alleged in the complaint. Among other things, current management asserts that it made every effort to consummate an equity offering in late 2019 and early 2020 and could not do so solely because of the Company’s precarious financial condition. Current management also asserts it made clear to SCS and other preferred equity holders, before they converted their shares into common stock, that there was no guarantee the Company would be able to consummate an equity offering in late 2019 or early 2020. In addition, current management asserts that it received equity in the Company on terms that were entirely fair to the Company and entered into MCA transactions solely because there was no other financing available to the Company.

On August 5, 2020, all defendants in this action moved to dismiss the complaint for failure to state a claim upon which relief can be granted. Among other things, all defendants allege in their motion that, through this lawsuit, SCS is improperly attempting to second-guess business decisions made by the Company’s Board of Directors, based solely on hindsight (as opposed to any well-pleaded facts demonstrating a lack of care or good faith). All defendants also assert that the majority of the claims are governed by Nevada law because they concern the internal affairs of the Company. Defendants further assert that, under Nevada law, each of the business decisions challenged by SCS is protected by the business judgment rule. Defendants further assert that, even if SCS could rebut the presumption that the business judgment rule applies to all such transactions, SCS has failed to allege facts demonstrating that intentional misconduct, fraud, or a knowing violation of the law occurred—a requirement under Nevada law in order for director or officer liability to arise. Defendants further assert that, because SCS’s constructive fraud claim simply repackages Plaintiff’s claims for breach of fiduciary duty, it too must fail. In the absence of an adequately-alleged independent cause of action—let alone an unlawful agreement between the defendants entered into for the purpose of harming the Company, SCS’s claim for civil conspiracy must also be dismissed. Finally, defendants contend that SCS’s extraordinary request that a receiver or custodian be appointed to manage and supervise the Company’s activities and affairs throughout the duration of this unfounded action is without merit because SCS does not allege the Company is subject to loss so serious and significant that the appointment of a receiver or custodian is “absolutely necessary to do complete justice.”

SCS has a right to file court papers opposing the above motion and thereafter the defendants have a right to file reply papers in further support of the motion. To date, the court has not entered an order scheduling these filings or a hearing on the motion. While they hope to prevail on the motion, win or lose, current Company management, Mr. Giordano and Ascentaur LLC intend to mount a vigorous defense to this action, as they believe the action to be entirely bereft of merit.

6. Frank Mazzola v. Prime EFS, et al.

On July 24, 2020, Prime EFS terminated the employment of Frank Mazzola effective that day. On July 27, 2020, Mr. Mazzola filed a Complaint and Jury Demand in the United States District Court for the Southern District of New York in which he named as defendants Prime EFS, the Company, John Mercadante and Douglas Cerny. The case was assigned # 1:20-CV-5788-VM. In this action, Mr. Mazzola alleges that he had an employment agreement with Prime EFS and that Prime EFS breached the alleged employment agreement through two alleged pay reductions and by terminating his employment. The Complaint contains eight counts: (1) breach of contract against Prime EFS; (2) breach of the covenant of good faith and fair dealing against Prime EFS; (3) intentional misrepresentation against Prime EFS, the Company and Mr. Mercadante; (4) negligent misrepresentation against Prime EFS, the Company and Mr. Mercadante; (5) tortious interference with contract against the Company, Mr. Mercadante and Mr. Cerny; (6) tortious interference with prospective economic advantage against the Company, Mr. Mercadante and Mr. Cerny; (7) conversion against all defendants; and (8) unjust enrichment against all defendants. Mr. Mazzola seeks specific performance of the alleged employment agreement and damages of not less than $3 million.

Without Answering the Complaint, on August 14, 2020, the defendants objected to the Complaint on the grounds of lack of personal jurisdiction, improper venue and because the Complaint failed to state a claim upon which relief could be granted. On August 25, 2020, the Court ordered Mr. Mazzola to respond to the defendants objections within three days. On August 28, 2020, Mr. Mazzola voluntarily withdrew the action.

On September 1, 2020, Mr. Mazzola served the defendants with a Complaint and Jury Demand that Mr. Mazzola filed in the Superior Court of New Jersey, Law Division, Bergen County, docket number BER-L-004967-20. The Complaint alleged the same claims as those set forth in the Complaint that Mr. Mazzola had filed in the now withdrawn New York federal lawsuit. On September 28, 2020, the defendants removed the New Jersey state court lawsuit to the United States District Court for the District of New Jersey, which has been assigned civil action number 2:20-cv-13387-BRM-ESK. All defendants intend to mount a vigorous defense to the action.

7. Rosemary Mazzola v. TLSS and Douglas Cerny

On September 19, 2020, attorneys for Frank Mazzola’s mother, Rosemary Mazzola, filed an action in the United States District Court for the Southern District of New York against the Company and Douglas Cerny. The case was assigned docket number 1:20-cv-7582 and assigned to USDJ Gregory Woods. In this action, Ms. Mazzola claims that the Company entered into and breached an unspecified contract by failing to pay her $94,000. In addition, the complaint claims that, although he was not a party to the unspecified contract, Mr. Cerny falsely represented that the Company intended to “repay” Ms. Mazzola $94,000 plus interest. The complaint seeks $94,000 from each defendant, plus late fees, costs, prejudgment interest and attorneys’ fees and, from Mr. Cerny punitive damages in an unspecified amount. The complaint also alleges claims for account stated and breach of implied warranty of good faith and fair dealing, allegedly premised on the same indebtedness. Per the court docket sheets, summons were issued on September 22, 2020, but to date neither defendant has been served with court process. The Company is currently investigating the matters alleged in the complaint and evaluating whether it has counterclaims against Ms. Mazzola.

8. Prime EFS v. Amazon Logistics, Inc.

On June 19, 2020, Amazon Logistics, Inc. (“Amazon”) notified Prime EFS that Amazon did not intend to renew the Delivery Service Partner Program Agreement between Prime EFS and Amazon when it expires. In the Prime EFS Termination Notice, Amazon stated that the Delivery Service Partner Program Agreement between Prime EFS and Amazon expired on September 30, 2020. Prime EFS believed on advice of counsel that Amazon’s position misconstrued the expiration date under the Delivery Service Partner Program Agreement between Prime EFS and Amazon. Prime EFS therefore filed an arbitration at the American Arbitration Association (the “AAA”) seeking temporary, preliminary, and permanent injunctive relief prohibiting Amazon from terminating the Delivery Service Partner Program Agreement between Prime EFS and Amazon prior to March 31, 2021 (the “Amazon Arbitration”).

In a ruling issued July 30, 2020, the arbitrator appointed by the AAA on an emergency basis affirmed the validity of Amazon’s construction of the Delivery Service Partner Program Agreement between Prime EFS and Amazon and notice terminating that agreement effective September 30, 2020. The Company concluded, on advice of counsel, that no court would suspend, vacate or modify the July 30, 2020, ruling.

On July 17, 2020, Amazon notified Shypdirect by the Shypdirect Termination Notice that Amazon had elected to terminate the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020.

Amazon did not state a reason for the Shypdirect Termination Notice. Under the Program Agreement, Amazon can terminate the agreement without a reason and solely for convenience on 120 days’ notice.

In a “Separation Agreement” dated August 23, 2020, by and among Amazon, Prime EFS and the Company, Prime EFS and the Company agreed, for nominal consideration, that the Delivery Service Partner Program Agreement between Amazon and Prime EFS would terminate effective September 30, 2020; that Prime EFS and the Company would cooperate in an orderly transition of the last-mile delivery business from Prime EFS to other service providers; that Prime EFS would return any and all vehicles leased from Element Fleet Corporation by October 7, 2020 in good repair; and that Prime EFS would dismiss the Amazon Arbitration with prejudice. Under the same Separation Agreement, Prime EFS and the Company released any and all claims they had against Amazon and covenant not to sue Amazon. In a “Settlement and Release Agreement” dated August 21, 2020, by and among Amazon, Shypdirect, Prime EFS and the Company, Amazon withdrew the Shypdirect Termination Notice and extended the term of the Program Agreement to and including May 14, 2021. In the Settlement and Release Agreement, Shypdirect released any and all claims it had against Amazon, arising under the Program Agreement between Amazon and Shypdirect effective as of November 14, 2020, or otherwise.

9. Jose R. Mercedes-Mejia v. Shypdirect LLC, Prime EFS LLC et al.

On August 4, 2020, an action was filed against Shypdirect, Prime EFS and others in the Superior Court of New Jersey for Bergen County captioned Jose R. Mercedes-Mejia v. Shypdirect LLC, Prime EFS LLC et al. The case was assigned docket number BER-L-004534-20. In this action, the plaintiff seeks reimbursement of his medical expenses and damages for personal injuries following an accident with a box truck leased by Prime EFS and being driven by a Prime EFS employee, in which the plaintiff’s ankle was injured. Plaintiff has thus far transmitted medical bills exceeding $789,000. Prime EFS and Shypdirect have demanded their vehicle liability carrier assume the defense of this action. To date, the carrier has not done so, allegedly inter alia because the box truck was not on the list of insured vehicles at the time of the accident. Prime EFS and Shypdirect intend to file an answer to the complaint when the same is due on November 9, 2020, and, if necessary, to file a declaratory judgment action against the insurance company in an effort to obtain defense and indemnity for this action.

10. Valesky v. Prime EFS and Frank Mazzola - Plaintiff, an ex-dispatcher for Prime EFS, brought an action in the United States District Court for the District of New Jersey under the Family and Medical Leave Act of 1933 and the New Jersey Law Against Discrimination seeking unspecified compensatory and punitive damages. Plaintiff alleges she was fired while still in a neck brace. Prime EFS’ insurer has acknowledged its duty to defend this matter and the Company and Prime EFS expect that the insurer will ultimately indemnify Prime EFS for any damages paid.

11. Ynes Accilien v. Prime EFS - An action brought on April 27, 2020 in the Superior Court of New Jersey for Bergen County by the plaintiff alleging injuries from a May 12, 2019 collision with a van leased by Prime EFS and operated by Prime EFS employees. The plaintiff has also filed a workers’ compensation claim. Prime EFS’ insurer has acknowledged its duty to defend this matter and the Company and Prime EFS expect that the insurer will ultimately indemnify Prime EFS for any damages paid.

Termination of Delivery Service Partner Program Agreement with Amazon

As disclosed above, Prime EFS’s Delivery Service Partner Program Agreement with Amazon terminated effective September 30, 2020. In light of the termination of that agreement, the Company and Prime EFS are evaluating their restructuring options, including voluntary bankruptcy.

Prime EFS LLC failed to make two payments each of $15,000 due on September 25, 2020 and October 2, 2020 pursuant to a Confidential Settlement Agreement and Limited Release with a former insurer dated June 4, 2020.

Shypdirect’s Agreement with Amazon

As previously disclosed, on July 17, 2020, Amazon notified Shypdirect that Amazon had elected to terminate the Amazon Relay Carrier Terms of Service (the “Program Agreement”) between Amazon and Shypdirect effective as of November 14, 2020 (the “Shypdirect Termination Notice”). However, on August 3, 2020, Amazon offered to withdraw the ShypDirect Termination Notice and extend the term of the Program Agreement to and including May 14, 2021, conditioned on Prime EFS executing, for nominal consideration, a separation agreement with Amazon under which Prime EFS agreed to cooperate in an orderly transition of its Amazon last-mile delivery business to other service providers, Prime EFS releases any and all claims it may have against Amazon, and Prime EFS covenants not to sue Amazon. In a “Settlement and Release Agreement” dated August 21, 2020, by and among Amazon, Shypdirect, Prime EFS and the Company, Amazon withdrew the Shypdirect Termination Notice and extended the term of the Program Agreement to and including May 14, 2021. If, after May 14, 2021, Amazon elects to discontinue its business with Shypdirect, after May 14, 2021, the Company and Prime EFS will evaluate their strategic options, including, potentially, voluntary bankruptcy.

Certain Pre-existing registration statement obligations of the Company

As previously disclosed, on August 30, 2019, the Company entered into a securities purchase agreement with the investor parties thereto (collectively, the “August 2019 Equity Investors”), pursuant to which the August 2019 Equity Investors agreed to purchase, severally and not jointly, approximately $1,067,500 worth of units of the Company, each unit consisted of one (1) share of Common Stock, and a warrant to purchase one (1) share of Common Stock (the “August 2019 Equity Offering”). In connection with the August 2019 Equity Offering, the Company entered into a registration rights agreement, pursuant to which the Company agreed to file a registration statement on Form S-1 to register the resale of the shares issuable to the August 2019 Equity Investors in the August 2019 Equity Offering. The Company filed this registration statement and it was declared effective on November 8, 2019. On August 8, 2020, due to the passage of time, the information and financial statements in such registration statement became too far out of date to allow the registration statement and prospectus contained therein to be used to resell the Common Stock issued or issuable upon exercise of the warrants issued in the August 2019 Equity Offering in compliance with the Securities Act. The Company has not filed a post-effective amendment to bring the registration statement and prospectus up-to-date.

The Company owes RedDiamond Partners LLC (“RedDiamond”) approximately $59,000 in principal and accrued interest pursuant to certain convertible promissory notes issued in 2017. Pursuant to the purchase agreement for these promissory notes, while any of the promissory notes remain outstanding, the Company is obligated to file and use its best efforts to keep effective a registration statement covering the resale of the Common Stock into which the promissory notes are convertible. The Company filed a registration statement for such purpose on July 26, 2017, however it withdrew such registration on October 10, 2018 before it became effective. On April 9, 2019, RedDiamond waived all prior or existing events of default. The Company did not file a registration statement covering the resale of such shares after April 9, 2019. Except for obligations arising prior to April 25, 2017, the Company is restricted from filing any other registration statement while any of the promissory notes remain outstanding. The Company filed the registration statement declared effective on November 8, 2019 described in the preceding paragraph notwithstanding this provision.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock of the Company, filed on October 6, 2020.
4.1	Form of Warrant.
10.1*+#	Form of Securities Purchase Agreement.
10.2	Form of Registration Rights Agreement.

* Exhibit A to this document has been separately filed as Exhibit 3.1 to this Current Report on Form 8-K, Exhibit B to this documents has been separately filed as Exhibit 10.2 to this Current Report on Form 8-K and Exhibit C to this document has been separately filed as Exhibit 4.1 to this Current Report on Form 8-K.

+ Pursuant to Item 601(b)(5) of Regulation S-K, Exhibit G to this document has been omitted and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the SEC upon request.

# Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted from this exhibit and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2020	Transportation and Logistics Systems, Inc.

	By:	/s/ John Mercadante
	Name:	John Mercadante
	Title:	Chief Executive Officer